SEVENTH AMENDMENT TO

DISTRIBUTION AGREEMENT

This Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of the 31st day of March 2009,as amended, by and between American Beacon Funds and American Beacon Select Funds, each a Massachusetts business trust that acts as an open-end investment company (each a “Client” and, collectively, the “Clients”) and Foreside Fund, Services, LLC, a Delaware limited liability company (“Foreside”) is entered into as of February 1, 2012 (the “Effective Date”).

WHEREAS, Foreside and the Client(s) desire to amend Schedule 1 of the Agreement to add four new series to the American Beacon Funds, namely the American Beacon Bridgeway Large Cap Value Fund, American Beacon Stephens Mid-Cap Growth Fund, American Beacon Stephens Small Cap Growth Fund, and the American Beacon Holland Large Cap Growth Fund, and to remove one series of the American Beacon Funds, namely the American Beacon Evercore Small Cap Equity Fund; and

WHEREAS, the parties may amend Schedule 1 in accordance with Sections 7.5 and 8 of the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.	Schedule 1 to the Agreement is hereby amended and restated as provided on Appendix A attached hereto;

II.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

American Beacon Funds and American Beacon Select Funds

By:	/s/ Gene L. Needles, Jr.
Gene L. Needles, Jr., President

FORESIDE FUND SERVICES, LLC

By:	/s/ Mark Fairbanks
Mark Fairbanks, President

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

DISTRIBUTION AGREEMENT

Appendix A

Funds and Classes of the Clients

As of February 1, 2012

Funds	Classes
American Beacon Funds
Balanced Fund	AMR, Institutional, Investor, Advisor, A, C, Y
Large Cap Value Fund	AMR, Institutional, Investor, Advisor, A, C, Y, Retirement
Large Cap Growth Fund	AMR, Institutional, A, C, Y
Mid-Cap Value Fund	AMR, Institutional, Investor, Advisor, A, C, Y
Small Cap Value Fund	AMR, Institutional, Investor, Advisor, A, C, Y, Retirement
Small Cap Value II Fund	Investor, Y
S&P 500 Index Fund	Institutional, Investor
Small Cap Index Fund	Institutional
International Equity Index Fund	Institutional
International Equity Fund	AMR, Institutional, Investor, Advisor, A, C, Y, Retirement
Emerging Markets Fund	AMR, Institutional, Investor, A, C, Y
High Yield Bond Fund	AMR, Institutional, Investor, A, C, Y
Retirement Income and Appreciation Fund	Investor, A, C, Y
Treasury Inflation Protected Securities Fund	Institutional, Investor, A, C, Y
Intermediate Bond Fund	Institutional, Investor, A, C, Y
Short-Term Bond Fund	Institutional, Investor, A, C, Y
SiM High Yield Opportunities Fund	Institutional, Investor, A, C, Y
Flexible Bond Fund	Institutional, Investor, A, C, Y
Zebra Large Cap Equity Fund	Institutional, Investor, A, C, Y, Retirement
Zebra Small Cap Equity Fund	Institutional, Investor, A, C, Y, Retirement
Bridgeway Large Cap Value Fund	Institutional, Investor, A, C, Y
Stephens Mid-Cap Growth Fund	Institutional, Investor, A, C, Y
Stephens Small Cap Growth Fund	Institutional, Investor, A, C, Y
Holland Large Cap Growth Fund	Institutional, Investor, A, C, Y

American Beacon Select Funds
Money Market Select Fund	Select
U.S. Gov’t. Money Market Select Fund	Select